                                                                    Exhibit 4.11

                                  DIVINE, INC.

              Incentive Stock Option Agreement for Options Granted
              ----------------------------------------------------
              Under the FutureTense, Inc. 1996 Stock Incentive Plan
              -----------------------------------------------------

Explanatory Note
----------------

On October 19, 2001, divine, inc. acquired Open Market, Inc. in a stock-for-stock merger. As a result, any outstanding options to purchase shares of Open Market common stock were converted into options to purchase shares of class A common stock, par value $0.001 per share, of divine. Each Open Market option now represents an option to purchase a number of divine shares equal to the number of Open Market shares subject to such Open Market option multiplied
                                                                    ----------
by 0.8326, the exchange ratio in the merger. The exercise price for each
--
converted divine option equals the exercise price of the Open Market option divided by 0.8326.
----------

Other than as set forth in the paragraph above, the rights and obligations of each holder of Open Market options granted pursuant to this agreement remain in full force and effect.

     This Agreement is made as of this ___ day of __________, ____ by and between divine, inc., a Delaware corporation (the "Company"), and ____________ the "Optionee").

     In consideration of the premises and the mutual covenants and agreements herein contained, the Company and the parties hereto agree as follows:

     1. Grant. Subject to the terms of the Plan and this Agreement, the Company
        -----
hereby grants to the Optionee a stock option (the "Option") to purchase from the Company _______ ____________ (_______) shares of its Common Stock ("Stock"). This Option is intended to constitute an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Option Price. This Option may be exercised at the option price of
        ------------
$__________ ($____) per share of Stock to the extent of ______ shares, subject to adjustment as provided herein and in the Plan.

     3. Term and Exercisability of Option. This Option shall expire on the
        ---------------------------------
earlier of __________ __, ____ or the day of the exercise period determined pursuant to subsection (c) of this Section 3. At any time before its expiration, this Option may be exercised to the extent set forth in the following schedule, provided that:

          (a) at the time of exercise the Option is not in violation of any employee confidentiality, noncompetition or other agreement with the Company or a Subsidiary;

          (b) the Optionee's employment or other contractual relationship with the Company or a Subsidiary ("Relationship") must be in effect on the relevant date under the schedule set forth after subparagraph (c) below in order for any scheduled increment in the exercisable portion of the option to become effective; and

          (c) this Option may not be exercised if three months or more have elapsed following the date of termination of the Relationship between the


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     Optionee and the Company, except that if the Relationship terminates by reason of the Optionee's permanent and total disability (as determined by the Board on the Basis of medical advice satisfactory to it), "twelve months" shall be substituted for "three months" in this sentence, and if the Relationship terminates by reason of death the three month and twelve month requirements shall be waived.

                       Date                                     Percentage of Total Option
                       ----                                     --------------------------
                                                                Shares Subject to Exercise
                                                                --------------------------
                                                      Incremental Amount           Cumulative Amount
                                                      ------------------           -----------------
On or after March 31, 1998                                   10%                          10%

On or after June 30, 1998                                     5%                          15%

On or after September 30, 1998                                5%                          20%

On or after December 31, 1998                                 5%                          25%

On or after March 31, 1999                                    5%                          30%

On or after June 30, 1999                                     5%                          35%

On or after September 30, 1999                                5%                          40%

On or after December 31, 1999                                 5%                          45%

On or after March 31, 2000                                    5%                          50%

On or after June 30, 2000                                     5%                          55%

On or after September 30, 2000                                5%                          60%

On or after December 31, 2000                                 5%                          65%

On or after March 31, 2001                                    5%                          70%

On or after June 30, 2001                                     5%                          75%

On or after September 30, 2001                                5%                          80%

On or after December 31, 2001                                 5%                          85%

On or after March 31, 2002                                    5%                          90%

On or after June 30, 2002                                     5%                          95%

On or after September 30, 2002                                5%                          100%

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

     4. Method of Exercise. To the extent that the right to purchase shares of
        ------------------
Stock has accrued hereunder, this Option may be exercised from time to time by written notice to the Company, substantially in the form attached hereto as
Exhibit 1, stating the number of shares with respect to which this Option is being exercised, and accompanied by either (a) payment in full of the option price for the number of shares to be delivered, by means of payment acceptable to the Company in accordance with Section 5(c) of the Plan, or (b) a description of a "cashless exercise" procedure approved in advance by the Company and such other documents and undertakings as are necessary to satisfy that procedure. As soon as practicable after its receipt of such notice, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise this Option), deliver to the Optionee (or other person entitled to exercise this Option), at the principal executive offices of the Company or such other place as shall be mutually acceptable, a certificate or certificates for such shares out of theretofore authorized but unissued shares or reacquired shares of its Stock as the Company may elect; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of law. If the Optionee (or other person entitled to exercise this Option) fails to pay for and accept delivery of all of the shares specified in such notice upon tender of delivery thereof, his right to exercise this Option with respect to such shares not paid for may be terminated by the Company.

     5. Nonassignabillity of Option. This Option shall not be assignable or
        ---------------------------
transferable by the Optionee except by will or by the laws of descent and distribution. During the life of the Optionee, this Option shall be exercisable only by him, or by a conservator or guardian duly appointed for him by reason of his incapacity, or by the person appointed by the Optionee in a durable power of attorney acceptable to the Company's counsel.

     6. Compliance with Securities Act; Lock-Up Agreement. The company shall not
        -------------------------------------------------
be obligated to sell or issue any shares of Stock or other securities pursuant to the exercise of this Option unless the shares of Stock or other securities with respect to which this Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and applicable state securities laws. In the event shares or other securities shall be issued which shall not be so registered, the Optionee hereby represents, warrants and agrees that he will receive such shares or other securities for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter satisfactory to the Company and its counsel. The Optionee further hereby agrees that as a condition precedent to the purchase of shares upon exercise of this Option, he will execute an agreement in a form acceptable to the Company to the effect that the shares shall be subject to any underwriter's lock-up agreement in connection with a public offering of any securities of the Company that may from time to time apply to shares held by officers and employees of the Company, and such agreement or a successor agreement must be in full force and effect.

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

     7. Legends. The Optionee hereby acknowledges that the stock certificate or
        -------
certificates evidencing shares of Stock or other securities issued pursuant to any exercise of this Option will bear a legend setting forth the restrictions on their transferability described in Section 6 hereof.

     8. Rights as Stockholder. The Optionee shall have no rights as a
        ---------------------
stockholder with respect to any shares covered by this Option until the date of issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     9. Termination or Amendment of Plan. The Board may terminate or amend the
        --------------------------------
Plan at any time. No such termination or amendment will affect rights and obligations under this Option, to the extent it is then in effect and unexercised.

     10. Effect Upon Employment. Nothing in this Option or the Plan shall be
         ----------------------
construed to impose any obligation upon the Company to retain the Optionee in its employ.

     11. Time for Acceptance. Unless the Optionee shall evidence his acceptance
         -------------------
of this Option by execution of this Agreement within thirty (30) days after its delivery to him, Option and this Agreement shall be null and void.

     12. Right of Repayment. In the event that he accepts employment with a
         ------------------
competitor of the company within on (1) year after the date of exercise of this Option or any portion of it, the Optionee shall pay to the company an amount equal to the excess of the fair market value of the shares as to which the Option was exercised on that date, over the price paid for such shares; provided, however, that the Committee referred to in the Plan in its discretion may release the Optionee from the requirement to make such payment, if the Committee referred to in the Plan determines that the Optionee's acceptance of such employment is not inimical to the best interests of the Company. The Company may deduct from any compensation or other amount payable by the Company to the Optionee the amount of payment due under preceding sentence. For purposes of this Section 12, the term "Company" refers to the Company and all Subsidiaries.

     13. General Provisions.
         ------------------

          (a) Amendment; Waivers. This Agreement, including the Plan, contains
              ------------------
     the full and complete understanding and agreement of the parties hereto as to the subject matter hereof and may not be modified or amended, nor may any provision hereof be waived, except by a further written agreement duly signed by each of the parties. The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance.

          (b) Binding Effect. This Agreement shall insure to the benefit of and
              --------------
     be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

          (c) Governing Law. This Agreement has been executed in Acton,
              -------------
     Massachusetts and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.


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

          (d) Construction. This Agreement is to be construed in accordance with
              ------------
     the terms of the Plan. In case of any conflict between the Plan and this Agreement, the Plan shall control titles of the sections of this Agreement and of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires.

          (e) Notices. Any notice in connection with this Agreement shall be
              -------
     deemed to have been properly delivered if it is in writing and is delivered in hand or by facsimile or sent by registered mail, postage prepaid, to the party addressed as follows, unless another address has been substituted by notice so given:

       To the Optionee:  To his address as set forth on the signature page hereof.

       To the Company:   divine, inc.
                         1301 N. Elston Avenue
                         Chicago, Illinois  60622
                         Attn:  Human Resources

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and its corporate seal to be affixed as of the date set for below.

Date of grant: _____________ ____, _____

                                          DIVINE, INC.

                                          By: __________________________________
                                          Title: _______________________________

                                   ACCEPTANCE

     I hereby accept the foregoing Option in accordance with its terms and conditions and in accordance with the terms and conditions of the FutureTense, Inc. 1996 Stock Incentive Plan.



____________________
Date

Notice Address:
_______________________________
_______________________________
_______________________________
_______________________________


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

                                                                    EXHIBIT 1 to
                                                                 Incentive Stock
                                                                Option Agreement

                  [FORM FOR EXERCISE OF INCENTIVE STOCK OPTION]
                                  [SAMPLE ONLY]

divine, inc.
1301 North Elston Avenue
Chicago, Illinois  60622

RE:  Exercise of Incentive Stock Option under FutureTense, Inc. 1996 Stock
     ---------------------------------------------------------------------
     Incentive Plan
     --------------

Gentlemen:
---------

     Please take notice that the undersigned hereby elects to exercise the stock option granted to _________ on __________, ______ by and to the extent of purchasing ____ shares of the Common Stock of divine, inc., for the option price of $____ per share, subject to the terms and conditions of the Incentive Stock Option Agreement between ___________ and FutureTense, Inc., dated as of ___________, ______ (the "Agreement")

     The undersigned encloses herewith payment, in cash or in such other property as is permitted under the Plan, of the purchase price for said shares. If the undersigned is making payment of any part of the purchase price by
-------------------------------------------------------------------------
delivery of shares of stock of FutureTense, Inc., he hereby confirms that he has
--------------------------------------------------------------------------------
investigated and considered the possible income tax consequences to him of
--------------------------------------------------------------------------
making such payments in that form.
---------------------------------

     [The undersigned hereby agrees upon request of the Board to execute any securities lock-up agreement between one or more underwriters and shareholders of the Company who are officers or employees of the Company or its Subsidiary, and any successor to that agreement, with regard to the shares acquired upon this exercise of a stock option granted under the Plan.] The undersigned hereby specifically confirms to FutureTense, inc., that he is acquiring the shares for investment and not with a view to their sale or distribution, and that the shares shall be held subject to all of the terms and conditions of the Agreement.

                                               Very truly yours,



____________________                           _________________________________
Date                                           (signed by_______ or other party
                                               duly exercising option)




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